UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2005

ONSOURCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________
(Former name or former address, if changed since last report)

SECTION 5 -	CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.03.	Amendments to Articles of Incorporation; Bylaws

          OnSource Corporation ("OnSource") filed a Certificate of Designations with the Secretary of State of Delaware on May 5, 2005 to authorize the issuance of 1,000,000 shares of Series A Convertible Preferred Stock. This filing is being made because the Certificate of Designations constitutes an amendment of OnSource's Certificate of Incorporation.

          The Series A Convertible Preferred Stock carries a stated value of $4.00 per share. It ranks senior to OnSource's common stock ("Common Stock") with respect to dividends and upon liquidation, and carries a cumulative dividend of 6% per year on the stated value. Except for the first dividend payment, dividends on the Series A Convertible Preferred Stock are payable annually in cash, Common Stock or in both cash and Common Stock. Upon liquidation, the Series A Convertible Preferred Stock has a preference equal to the stated value of the stock plus accrued and unpaid dividends.

          The first dividend payment must be paid in cash and must be paid at such time as OnSource completes a financing of equity securities realizing gross proceeds of at least $5 million (the "First Payment Date"). The first dividend payment amount will be the sum of the following: (a) the amount of all dividends accrued through the First Payment Date and (b) the amount of dividends that are expected to accrue for the twelve month period following the First Payment Date. The first dividend payment was declared by OnSource's board of directors on May 5, 2005, subject to availability of legally sufficient funds on the First Payment Date.

          The Series A Convertible Preferred Stock may be converted by the holders of such stock at any time into shares of Common Stock. The number of shares of Common Stock into which the Series A Convertible Preferred Stock may be converted is determined by dividing (i) the stated value of the stock plus any accrued and unpaid dividends by (ii) the conversion price. The initial conversion price is $4.00 per share. The conversion price is subject to adjustment based on certain events, including without limitation, a merger, consolidation, redemption or reorganization (an "Adjustment Event"). The Series A Convertible Preferred Stock converts automatically into shares of Common Stock upon the earlier of an Adjustment Event and the date that is three years from the date that the stock is issued.

          The Series A Convertible Preferred Stock has no voting rights, except as required by law.

          This description of the terms and conditions of the Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations attached hereto as Exhibit 5.03 and incorporated by reference.

SECTION 9 -	FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01.	Financial Statements and Exhibits

(c) Exhibits
Item	Title
5.03	Certificate of Designations of Series A Convertible Preferred Stock

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
OnSource Corporation (Registrant)
Dated: May 11, 2005	/s/ Steven S. Porter Steven S. Porter, Chief Executive Officer